Exhibit 5.1
150 Third Avenue South, Suite 2800
Nashville, TN 37201
(615) 742-6200
March 16, 2011
HCA Holdings, Inc.
One Park Plaza
Nashville, Tennessee 37203
     Re:     Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as counsel to HCA Holdings, Inc., a Delaware corporation, in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) relating to certain shares of common stock, par value $0.01 per share (the “Common Stock”), of HCA Holdings, Inc. to be issued pursuant to the 2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates, as Amended and Restated (the “Plan”).
     In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto.
     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the shares of Common Stock issuable in connection with the Plan have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.
     Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of our name under the heading “Legal Opinions” in any prospectus constituting a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.
     This opinion is furnished to you in connection with the filing of the Registration Statement.
Very truly yours,
/s/ Bass, Berry and Sims PLC